Exhibit 10.2

PROVIDENT BANK

PROMISSORY NOTE

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(a)(6) OF REGULATION S-K. THE OMITTED INFORMATION IS INDICATED BY "[***]".

$15,040,000.00	Closing Date: July 7, 2026

FOR VALUE RECEIVED, LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation (the “Borrower”), promises to pay to the order of PROVIDENT BANK (hereafter, together with its successors and assigns, the “Bank”), at its office located 10 Woodbridge Center Drive, 3rd Floor, Woodbridge, New Jersey 07095, or at such other place as the Bank may direct, the principal sum of FIFTEEN MILLION FORTY THOUSAND and 00/100 DOLLARS ($15,040,000.00), together with interest, as follows:

1.
COMMERCIAL MORTGAGE LOAN. This Promissory Note (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, this “Note”) evidences a commercial mortgage loan in the original principal amount of $15,040,000.00 made by the Bank to the Borrower on the date hereof (the “Loan”), which is being made available by the Bank to the Borrower in accordance with, and subject to the terms and provisions of that certain Loan Agreement dated the date hereof by and between the Borrower and the Bank (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Loan Agreement”). This Note is subject to and governed by the terms and provisions of the Loan Agreement, all of which terms and provisions are incorporated herein by reference. All capitalized terms used herein and not defined shall have the meaning set forth in the Loan Agreement.

2.
TERM. The Loan shall mature on August 1, 2036 (the “Maturity Date”), when all outstanding principal, interest, fees and charges due under the Loan shall be immediately due and payable.

3.
INTEREST RATE.

(a)
The Borrower shall pay the Bank interest on the unpaid principal balance of the Loan from the date of this Note until July 31, 2031 at an initial fixed rate equal to five and ninety-five hundredths percent (5.95%) per annum (the “Initial Interest Rate”).

(b)
On August 1, 2031 (the “Date of Change”), the annual rate of interest payable on this Note will be changed to a rate equal to one hundred seventy-five basis points (1.75%) in excess of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years, as made available by the Federal Reserve Board in effect three (3) days before the Date of Change, rounded up to the nearest hundredth (the “Five-Year Index”). If the Five-Year Index is no longer available for reference, the Bank will choose another reasonably comparable index. The above notwithstanding, the interest rate payable on the Loan shall at no time be less than five percent per annum (5.00%).

(c)
All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

4.
PAYMENTS. The Borrower shall pay principal and interest by making payments as follows:

(a)
The Borrower shall pay consecutive equal monthly installments of principal and interest in the amount of $97,244.93, said payment amount being based upon the principal balance of $15,040,000.00, a twenty-five (25) year amortization schedule and the Initial Interest Rate. Such payments of principal and interest, together with any required tax and/or flood insurance escrow payments, shall be paid by the Borrower on the first (1st) day of each and every month, commencing on September 1, 2026.

(b)
Any change in the interest rate on the Loan on the Date of Change will result in a change in the amount of the monthly installment of principal and interest due to the Bank. The new installment amount will be determined by the Bank based upon the adjusted interest rate, the then outstanding principal balance and the number of months remaining in the original twenty-five (25) year amortization period. The new installment amount will become payable beginning on the first payment date following the change (i.e., September 1, 2031), and shall be paid by the Borrower on the first (1st) day of each and every successive month, continuing until the Maturity Date, when the entire unpaid amount of fees, interest and principal is due.

(c)
All payments due on the Loan will be made or charged on the applicable Payment Date, subject to adjustment in accordance with the Following Business Day Convention. The “Following Business Day Convention” means the convention for adjusting any relevant date that would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day. As used herein, “Business Day” means a day (other than Saturday, Sunday or holiday) on which the Bank is open and conducting its customary banking transactions in the State of New Jersey.

(d)
All payments due on the Loan will be automatically charged to the Borrower’s operating or demand deposit account with the Bank, which account will be maintained in good standing at the Bank during the duration of the Loan or any other loan made by the Bank to the Borrower {Account Number [*]**} (the “Deposit Account”).

(e)
All payments, unless indicated otherwise, shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default (as defined hereafter), payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

(f)
The Borrower agrees to maintain sufficient funds in the Deposit Account to satisfy the payment due the Bank under this Note at least two (2) Business Days prior to each Payment Date during the term of this Note. If sufficient funds are not available in the Deposit Account on any Payment Date to pay the amounts then due and payable under this Note, the Bank, in its sole discretion, is authorized to: (a) charge the Deposit Account for such lesser amount as shall then be available; and/or (b) charge the Deposit Account on such later date or dates that funds shall be available in the Deposit Account to satisfy the payment then due (or balance of such payment then due). Notwithstanding the foregoing, the Borrower shall only be entitled to receive credit in respect of any payments of principal and interest due under this Note for funds actually received by the Bank as a result of any such charges to the Deposit Account. The Borrower shall be liable to the Bank for any late fees and interest on any payments not made on a timely basis by the Borrower because of insufficient funds in the Deposit Account on any Payment Date. In the event the Deposit Account continues to contain insufficient funds to fully satisfy the payments due the Bank under this Note, the Borrower shall be responsible for making all such payments from another source and in no event shall the obligations of the Borrower under this Note be affected or diminished as a result of any shortages in the Deposit Account, it being understood and agreed that the Borrower shall at all times remain liable for payment in full of all indebtedness under this Note.

5.
PREPAYMENT.

The Loan may be voluntarily prepaid in whole or in part upon not less than thirty (30) days’ prior written notice to the Bank. Upon any prepayment, whether voluntarily or involuntarily, the Borrower shall also pay to the Bank a prepayment premium, as a percentage of the outstanding principal prepayment (the “Prepayment Premium”) in accordance with the following:

In the event the Loan is refinanced by another lender:

YEAR 1 (07/07/2026-07/31/2027)	-	5% of the prepaid principal amount
YEAR 2 (08/01/2027-07/31/2028)	-	4% of the prepaid principal amount
YEAR 3 (08/01/2028-07/31/2029)	-	3% of the prepaid principal amount
YEAR 4 (08/01/2029-07/31/2030)	-	2% of the prepaid principal amount
YEAR 5 (08/01/2030-07/31/2031)	-	1% of the prepaid principal amount
YEAR 6 (08/01/2031-07/31/2032)	-	5% of the prepaid principal amount
YEAR 7 (08/01/2032-07/31/2033)	-	4% of the prepaid principal amount
YEAR 8 (08/01/2033-07/31/2034)	-	3% of the prepaid principal amount
YEAR 9 (08/01/2034-07/31/2035)	-	No Prepayment Premium
YEAR 10 (08/01/2035-07/31/2036)	-	No Prepayment Premium

In the event the Loan is repaid using internal funds of the Borrower:

YEAR 1 (07/07/2026-07/31/2027)	-	5% of the prepaid principal amount
YEAR 2 (08/01/2027-07/31/2028)	-	4% of the prepaid principal amount
YEAR 3 (08/01/2028-07/31/2029)	-	3% of the prepaid principal amount
YEAR 4 (08/01/2029-07/31/2030)	-	No Prepayment Premium
YEAR 5 (08/01/2030-07/31/2031)	-	No Prepayment Premium
YEAR 6 (08/01/2031-07/31/2032)	-	5% of the prepaid principal amount
YEAR 7 (08/01/2032-07/31/2033)	-	4% of the prepaid principal amount
YEAR 8 (08/01/2033-07/31/2034)	-	3% of the prepaid principal amount
YEAR 9 (08/01/2034-07/31/2035)	-	No Prepayment Premium
YEAR 10 (08/01/2035-07/31/2036)	-	No Prepayment Premium

In the event the Loan is repaid due to the Borrower’s sale of the Mortgaged Property at any time, then the Borrower shall pay to the Bank a 1.00% Prepayment Premium.

Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. The monthly principal installment shall not be re-amortized following a partial prepayment. All prepayments shall be applied first to unpaid fees, unpaid interest and then to installments of principal in their inverse order of maturity. The Borrower agrees that such Prepayment Premium shall be paid whenever the Loan is prepaid prior to the Maturity Date, whether voluntarily or involuntarily, upon acceleration or otherwise. Any prepayments shall be in integral multiples of $10,000.

Notwithstanding the foregoing or anything to the contrary contained herein, the Borrower may prepay the principal amount of the Loan in an amount of up to fifteen percent (15%) of the then outstanding principal balance, without incurring a prepayment fee or premium. The right to prepay the principal amount of the Loan in an amount of up to fifteen percent (15%) of the then outstanding principal balance during each Loan Year, without incurring a prepayment fee or premium, is not cumulative. If in any Loan Year one or more prepayments of principal taken together exceed the amount of 15% of the then outstanding principal balance, then, the amount of the prepayment(s) that exceed the 15% of the outstanding principal balance limitation shall be subject to the applicable prepayment fee set forth above. For the purposes of determining whether one or more prepayments of principal in any given year exceed the ‘15% of outstanding principal balance’ limitation, the Bank shall refer to the original principal amount of the Loan during Year 1, and thereafter shall refer to the outstanding principal balance of the Loan existing as of July 31 of each year, in relation to all prepayments made on or after that date and for the applicable Loan Year in which the prepayment(s) are made.

Notwithstanding any term, condition, or provision hereof to the contrary, at no time shall a prepayment premium be due and payable in connection with a prepayment resulting from the application of proceeds of any casualty insurance with respect to insured property damage or compensation received in respect of any condemnation or other governmental taking of all or any portion of the Mortgaged Property.

The Borrower acknowledges that the prepayment premium is liquidated damages, and as such, is reasonable compensation to the Bank for expenses, work and services arising from the loss of income as well as loss of other investment opportunities by reason of prepayment of a portion of the Loan.

6.
LATE CHARGES. If any payment required to be paid by this Note is not paid in full within ten (10) days after its scheduled due date, the Bank hereof may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

7.
DEFAULT. The Borrower shall be in default under this Note, or any other obligation to the Bank upon the occurrence of any of Event of Default as defined in the Loan Agreement (each, an “Event of Default”).

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (c) at the Bank’s option, this Note will bear interest at the Default Rate (as set forth below) from the date of the occurrence of the Event of Default; and (d) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

To the extent permitted by law, whenever there is any Event of Default under this Note, or non-payment upon demand, the rate of interest on the unpaid principal balance shall, at the option of the Bank, be five percent (5.00%) per annum greater than that which would otherwise be applicable (the “Default Rate”). The Borrower acknowledges that: (i) such additional rate is a material inducement to the Bank to make the Loan; (ii) the Bank would not have made the Loan in the absence of the agreement of the Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to the Bank that the Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to the Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan and (b) compensation to the Bank for losses that are difficult to ascertain.

Any forbearance by the Bank in exercising any right or remedy hereunder or under any Loan Document, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy; nor shall any single or partial exercise of any such right or remedy, or any abandonment or discontinuance of steps to enforce such a right or remedy, preclude any other or further exercise thereof or the exercise of any other right or remedy.

8.
MAXIMUM LAWFUL RATE. Regardless of any provision contained in this Note or any other document in connection with this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum nonusurious interest rate, if any, that at any time, or from time to time, may, under applicable law be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note (the “Maximum Rate”). Accordingly, if, for any reason, the Borrower is required to pay, or has paid, interest on the principal amount due hereunder at a rate in excess of the Maximum Rate, then (i) the interest rate charged hereunder shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, (ii) interest payable hereunder shall be computed and paid at the Maximum Rate, and (iii) the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been payments in reduction of the outstanding principal balance hereunder and applied as partial prepayments, notwithstanding any provision hereof prohibiting any prepayments. In such event, no holder of this Note shall be subject to any penalties provided in any laws for contracting for, charging for, or receiving interest in excess of the Maximum Rate.

9.
COLLATERAL AND GUARANTY. Repayment of this Note is secured by, among other things, (i) that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statement (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Mortgage”) on the real estate and improvements located at 8317 W. North Avenue (Tax Parcel Numbers 15-02-200-034-0000 and 15-02-200-039-0000), in Melrose Park, Cook County, Illinois (the “Mortgaged Property”), and (ii) that certain Assignment of Leases and Rents (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Assignment of Leases”). Repayment of the Loan is further supported by a Continuing Agreement of Guaranty and Suretyship of even date herewith (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Guaranty”) executed and delivered to the Bank by LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation, NEW ENGLAND ACQUISITION, LLC, a Delaware limited liability company, NN ACQUISITION, LLC, a Delaware limited liability company, and NASHVILLE ACQUISITION, L.L.C., a Delaware limited liability company (individually and collectively, the “Guarantor”). Any security interests in any other collateral given to the Bank by the Borrower or the Guarantor in connection with any other obligation to the Bank shall also secure repayment of this Note and the Guaranty. This Note, the Loan Agreement, the Mortgage, the Assignment of Leases, the Guaranty, and any other loan or collateral document executed in connection therewith or required thereby (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof) are collectively, the “Loan Documents”.

10.
WAIVERS. The Borrower hereby waives presentment for payment, demand, protest, notice of non-payment or dishonor, notices of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note and waive all defenses that may be based on suretyship or impairment of collateral. The Borrower is bound as a principal and not as a surety.

11.
ATTORNEYS’ FEES. In the event the Bank shall employ counsel to collect this obligation or to administer, protect or foreclose the security given in connection herewith, the Borrower, jointly and severally if more than one, agrees to pay reasonable attorneys’ fees for services of such counsel, whether or not suit is brought, plus costs incurred in connection therewith.

12.
INTEGRATION; SEVERABILITY. This Note is intended by the parties as the final, complete and exclusive statement of the transaction evidenced by this Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Note and no party is relying on any promise, agreement or understanding not set forth in this Note. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank. Should any term, provision, covenant or condition of this Promissory Note be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Promissory Note, but the remainder hereof shall be effective as though such term, provision, covenant or condition had not been contained herein.

13.
NOTE BINDING ON EACH BORROWER AND SUCCESSOR. All obligations under this Note are the joint and several unconditional obligations of the Borrower and all who succeed to their rights and interests. Release of any Borrower, Mortgaged Property, or Guarantor shall not release any other Borrower, Property, or Guarantor.

14.
GOVERNING LAW. This Note shall be construed and enforced according to the laws of the State of New Jersey and the Borrower consents to the jurisdiction of the courts of the State of New Jersey to determine any questions of fact or law arising under this Note.

15.
JURISDICTION; SERVICE OF PROCESS. If suit is instituted to enforce the terms of this Note, the courts of the State of New Jersey (the “Forum State”) and the federal courts located in such Forum State shall have non-exclusive personal jurisdiction over the Borrower, and the venue of the suit, at the option of the Bank of this Note, may be laid in New Jersey. The Borrower hereby agrees not to claim that the Forum State is an inconvenient place for trial. The Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state or federal court sitting in such Forum State may be made by certified or registered mail, return receipt requested, directed to the Borrower at the address set forth in the Loan Agreement.

THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE LAWS OF THE STATE OF NEW JERSEY UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW JERSEY. NOTHING IN THIS NOTE SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST AN OBLIGOR IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

16.
WAIVER OF JURY TRIAL. THE BORROWER, AND THE BANK, BY ITS ACCEPTANCE HEREOF, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY AND ALL RIGHTS TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF THE BANK OR THE BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH THE BANK OR THE BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

17.
LOAN NOT ASSUMABLE. The Bank and the Borrower acknowledge and agree that the Loan, and the obligations and/or liabilities of the Borrower thereunder, are not assumable.

18.
CONSENT TO ELECTRONIC DELIVERY. The Borrower hereby explicitly consents to the electronic delivery of the terms of the transaction evidenced by this Note. The Borrower agrees that its present intent to be bound by this Note may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS, or other digital transmission and affirms that such transmission indicates a present intent to be bound by the terms of this Note and is deemed to be valid execution and delivery as though an original ink or electronic signature. The Borrower shall deliver original executed signature pages to the Bank, but any failure to do so shall not affect the enforceability of this Note. An electronic image of this Note (including signature pages) shall be as effective as an original for all purposes.

[NO FURTHER TEXT ON THIS PAGE. SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

BORROWER:

LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

By:	/s/ David B. Shaw
	Name:	David B. Shaw
	Title:	Senior Vice President, Finance

Signature Page to Promissory Note